INV 225 M

ARTICLES OF INCORPORATION

OF

P.C. DEVELOPMENT MERGER CORPORATION

The undersigned, a natural person being more than eighteen years of age, acting as incorporator of a corporation pursuant to the provisions of the General Corporation Laws of the State of Nevada, does hereby adopt the following Articles of Incorporation for such corporation:

Article I
Name

The name of the corporation is P.C. Development Merger Corporation.

Article II
Duration

The duration of the corporation is perpetual.

Article III
Purposes

The purpose for which this corporation is organized is to transact any lawful business, or to promote or conduct any legitimate object or purpose, under and subject to the laws of the State of Nevada.

Article IV
Capitalization

Section 1. The number and class of shares which the corporation is authorized to issue is 100,000,000 shares of common voting stock only and the par value of all such shares is to be $0.001 per share

Section 2. The shareholders shall have no preemptive rights to acquire additional or treasury shares of this corporation.

Article V
Registered Agent and Office

The street and mailing address of the initial registered office of the corporation is 1 East First Street, Reno, Nevada 89501, and the name of the registered agent of the corporation at that address is The Corporation Trust Company of Nevada.

Article VI
Directors

The corporation shall be governed by a Board of Directors and shall have not less than one (1) nor more than nine (9) directors as determined, from time to time, by the Board of Directors. The initial Board of Directors shall consist of one person, the name and address of whom are set forth as follows: Vickie Epperson, 1981 East 4800 South, Suite 200, Salt Lake City, UT 84117.

Article VII
Incorporator

The name and address of the incorporator is: Ronald N. Vance, 57 West 200 South, Suite 310, Salt Lake City, UT 84101.

Dated this 14th day of October 1997.

Ronald N. Vance

State of Utah)
) ss.
County of Salt Lake)

On the 14th day of October, 1997, personally appeared before me, a Notary Public, Ronald N. Vance who acknowledged that he had executed the foregoing Articles of Incorporation of P.C. Development Merger Corporation.

Notary Public

Notary Public
[illegible]
[illegible]
Salt Lake City, Utah [illegible]
My Commission Expires
[illegible] 2001
State of Utah

Article V
Registered Agent and Office

The street and mailing address of the initial registered office of the corporation is 1 East First Street, Reno, Nevada 89501, and the name of the registered agent of the corporation at that address is The Corporation Trust Company of Nevada.

Article VI
Directors

The corporation shall be governed by a Board of Directors and shall have not less than one (1) nor more than nine (9) directors as determined, from time to time, by the Board of Directors. The initial Board of Directors shall consist of one person, the name and address of whom are set forth as follows: Vickie Epperson, 1981 East 4800 South, Suite 200, Salt Lake City, UT 84117.

Article VII
Incorporator

The name and address of the incorporator is: Ronald N. Vance, 57 West 200 South, Suite 310, Salt Lake City, UT 84101.

Dated this 14th day of October 1997.

[signature]
Ronald N. Vance

State of Utah)
) ss.
County of Salt Lake)

On the 14th day of October, 1997, personally appeared before me, a Notary Public, Ronald N. Vance who acknowledged that he had executed the foregoing Articles of Incorporation of P.C. Development Merger Corporation.

[signature]
Notary Public

Notary Public
[illegible] ANDERSON
[illegible] West Broadway
Salt Lake City, Utah 84101
My Commission Expires
June 6, 2001
State of Utah